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                                                                     EXHIBIT 21
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                          SUBSIDIARIES OF THE COMPANY
                         ---------------------------


           NAME                                          STATE OF INCORPORATION
           ----                                          ----------------------
           Nextel Partners Operating Corp.                            Delaware
           NPCR, Inc.                                                 Delaware
           Nextel Partners of Upstate New York, Inc.                  Delaware
           Nextel WIP Lease Corp.                                     Delaware
           Nextel Partners Equipment Corp.                              Nevada








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